ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of May 25,2000 by and between PREMIER VALLEY FOODS, INC., a Delaware corporation ("Buyer"), and MADE IN NATURE COMPANY, INC., a California corporation ("Seller"'), and SONOMAWEST HOLDINGS, INC., a California corporation (the "Shareholder") with reference to the following facts:


                                R E C I T A L S :
                                -----------------


     A. Seller is engaged in the business of producing, packing and distributing various consumer food products under the trademark "Made in Nature" and various related marks (the "Business").

     B. Buyer is also in the business of producing, packing and distributing various consumer food products, and Buyer and Seller are parties to that certain Manufacturing/Packing Agreement dated September 22, 1999 (the "Co-Pack Agreement") under which Buyer packs and distributes dried fruits and vegetables for Seller under the "Made in Nature" trademark.

     C. Seller desires to transfer its intellectual property rights associated with the trademark "Made in Nature" and various related marks and its dried fruit inventories as more particularly described in Section 1.1 of this Agreement and to transfer certain related obligations and liabilities of Seller in connection therewith on the other terms and conditions hereinafter set forth.

     D. Buyer desires to acquire such assets and is willing to assume such obligations and liabilities under the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

                               1. PRINCIPAL TERMS

     1.1. Assets to be Purchased. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign, and deliver to Buyer, and Buyer agrees to purchase from Seller, the following assets and properties of the~ Business (the "Acquired Assets"), which shall include, without limitation:

          (a) All intellectual property rights of Seller, including without limitation, the trademark "Made in Nature" and any related marks, as more particularly described on the attached Schedule 1.1(a) ("Intellectual Property Rights").

          (b) Seller's entire inventory of dried fruit (including raw material inventories, finished goods inventories and packaging materials inventories) as more specifically described on the attached Schedule 1.1(b) (the "Inventories").

          (c) All goodwill related to the Business to the extent that it relates to the Intellectual Property Rights.

     1.2. Liabilities. Subject to the provisions of this Agreement, Buyer shall not assume any of Seller's obligations except the liabilities described on
Schedule 1.2 (each of the foregoing assumed obligations collectively referred to as the "Assumed Liabilities"). With the exception of the Assumed Liabilities, Buyer shall not assume any liability or obligation arising out of occurrences prior to the Closing Date.

     1.3. Purchase Price.

          1.3.1 The purchase price for the Intellectual Property Rights shall be $750,000 and the purchase price for the Inventories shall be $317,944.42. In the event that any of the Inventories are not already located in Buyer's facilities, such Inventories shall be shipped to Buyer's facilities at Buyer's sole cost and expense under arrangements made strictly between Buyer and the third parties where the Inventories are located.

          1.3.2 Upon the terms and subject to the conditions contained in this Agreement, in consideration for the Acquired Assets and in full payment therefor, Buyer shall (i) assume the Assumed Liabilities as provided in Section
1.2 of this Agreement, and (ii) deliver to Seller on the Closing Date by wire transfer of funds by Buyer to Seller's designated bank account, the amount determined pursuant to Section 1.3.1.

     1.4. Allocation. The Purchase Price for the Acquired Assets shall be allocated as follows: $750,000 shall be allocated to Intellectual Property Rights and the balance of the purchase price shall be allocated among the Inventories as provided on the attached Schedule 1.1(b). Each of the parties agrees to report this transaction for federal and state tax purposes in accordance with the allocation of the Purchase Price set forth herein.

     1.5. Termination of Co-Pack Agreement. The Co-Pack Agreement shall be deemed terminated effective as of the Closing.

              2. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

     Seller and Shareholder,  jointly and severally, represent and warrant that:

          2.1. Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. Seller has the requisite corporate power and authority and all licenses and permits necessary to own or lease and operate the Acquired Assets and carry on the Business as it is presently being conducted. Seller does not have and has never had any subsidiaries or affiliated companies.

          2.2. Due Authorization. The execution, delivery and performance by Seller of this Agreement and the other documents provided for herein and the consummation of the transaction contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement and the other documents to which any of the Selling Parties are a party have been duly executed and delivered by Selling Parties, and constitute or will constitute, as the case may be, valid and binding obligations of Selling Parties, enforceable in accordance with their respective terms.

     2.3. Financial Statements.

          2.3.1 Attached as Schedule 2.3 hereto are true, correct and complete copies of (i) an internally prepared balance sheet of the Seller as of June 30, 1999 (the "Balance Sheet") and the related income statement for the 12-month period then ended, and (ii) an internally prepared balance sheet of the Seller as of March 31, 2000 (the "Interim Balance Sheet") and the related income statement for the three-month period then ended. Such financial statements present fairly the financial position and results of operations of the Seller at the dates and for the periods to which they relate and have been prepared in accordance with accounting principles consistently applied.

          2.3.2 As of the date of the Interim Balance Sheet, the Seller had no material liability of any nature, whether known or unknown and whether accrued, absolute, contingent or otherwise, of a type which should be reflected in the Interim Balance Sheet that was not fully disclosed, reserved against or reflected therein. The Seller has not incurred any such material liability since the date of the Interim Balance Sheet, except for any liability that has arisen in the Ordinary Course of Business since such date.

     2.4. Absence of Certain Changes and Events. Since the date of the Interim Balance Sheet and until the date of this Agreement, there has not been any:

          (a) Transaction by Seller relating to the Business or the Acquired Assets except in the ordinary course of business as conducted on that date;

          (b) Destruction, damage to, or loss of any asset of Seller (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of the Business;

          (c) Amendment or termination of any contract, agreement, or license to which Seller is a party relating to or affecting the Acquired Assets-

          (d) Mortgage, pledge, or other encumbrance of any of the Acquired Assets;

          (e) Waiver or release of any right or claim of Seller relating to or affecting the Acquired Assets;

          (f) Commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of Seller or the Shareholders relating to or affecting the Acquired Assets;

          (g) Agreement by Seller to do any of the things described in the preceding clauses (a) through (f); or

          (h) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of the Business.

     2.5. Consents. No consent, license, approval or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission, or any third party, is required to be obtained or made by Selling Parties in connection with the execution, delivery, performance, validity, and enforceability of this Agreement or the consummation of the transactions contemplated by this agreement.

     2.6. Title to Assets. Except as set forth on the attached Schedule 2.6, Seller has good and marketable title to the Acquired Assets, and all the Acquired Assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (1) those disclosed in the Balance Sheet or the Interim Balance Sheet; (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of the Acquired Assets or materially impair the Business. None of the Shareholder; nor any officer, director, or employee of Seller or Shareholder; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in the Inventories or any copyrights, patents, trademarks, trade names, or trade secrets used by Seller in connection with the Business.

     2.7. Compliance with Other Instruments and Laws. Seller is not in violation of any term of any charter, by-law, mortgage, indenture, instrument, agreement, judgment, decree or order or of any law, ordinance, rule or governmental regulation (including without limitation those relating to environmental protection, pollution, sanitation, conservation, hazardous substances, or contaminants) applicable to Seller which violation would materially interfere with Buyer's use of the Acquired Assets or operation of the Business, or result in a material fine, penalty or other liability. Seller has all approvals, and is in compliance with, all consents, permits, licenses, orders, ratings, authorizations and approvals of, or registration or declarations with, all governmental authorities, agencies, bureaus, commissions or regulatory bodies which are necessary for it to operate the Business as presently operated (collectively, the "Approval") and which are necessary to sell the Acquired Assets free from any and all claims and liens of third parties.

     2.8. Litigation. Except as set forth on Schedule 2.8 hereto, there are no actions, suits, claims, proceedings or governmental investigations against Seller with respect to the Acquired Assets, or to which the Acquired Assets are subject, before any court or governmental agency or authority, pending or, to the knowledge of Selling Parties threatened, which could have an adverse effect on the Acquired Assets.

     2.9. Inventory. All of the classes of goods included within the Inventories, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consist of a quality and quantity usable and salable in the ordinary course of business. All of such goods have been priced at the lower of cost or market on a first-in, first-out basis. The quantities of each item included within such inventories (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Business.

     2.10. Intellectual Property.

          (a) Schedule 1.1(a) contains a complete and accurate list and summary description of all marks used by Seller in connection with the Business. Seller is the owner of all right, title, and interest in and to each of such marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.


          (b) All marks listed on Schedule 1.1(a) have been registered (or applications for registration have been filed) with the United States Patent and Trademark Office, or the comparable govern-mental body in any foreign jurisdiction listed on the attached Schedule 1.1(a) and are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (c) No mark listed on Schedule 1.1(a) has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' knowledge, no such action is threatened with the respect to any of such marks.


          (d) To Selling Parties' knowledge, there is no potentially interfering trademark or trademark application of any third party.

          (e) No mark listed on Schedule 1.1(a) is infringed or, to Selling Parties' knowledge, has been challenged or threatened in any way. No mark listed on Schedule 1.1(a) infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

          (f) All products and materials containing a mark listed on Schedule 1.1(a) bear the proper registration notice where permitted by law.

     2.11. Taxes. Within the times and in the manner prescribed by law, Seller has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. The federal and state income tax returns of Seller have not been audited by the Internal Revenue Service or any state taxing authority The provisions for taxes reflected in the balance sheet included in the Interim Financial Statements, are adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature' payable by Seller.

     2.12. Contracts. Seller has delivered to Buyer a copy of (or provided a written description of any oral) (a) mortgage, indenture, note or installment obligation or other instrument or contract primarily related to the Acquired Assets, (b) guaranty of any obligation by Seller or any of the Selling Shareholders or other person with respect to the Acquired Assets, (c) agreement or arrangement limiting in any way the freedom of Selling Parties to sell any of the Acquired Assets or to compete in any line of business, with any person or other entity or in any geographical area, which is presently in effect, (d) license agreements to which Seller is a party and which relate to the Acquired Assets; and (e) any other agreements relating to the Acquired Assets or the Business under which Seller is obligated to render, or is entitled to receive, or is expected to render or receive any performance on or after the Closing Date. A list of the items described by the previous sentence ("Contracts") is set out on Schedule 2.12. All of the Contracts are in full force and effect and, as to each such Contract, there does not exist thereunder any default by Seller or, to the knowledge of Selling Parties, any other party thereto. Except as set forth on Schedule 2.12, no consents by any party to a Contract listed on
Schedule 2.12 are required in connection with the transactions contemplated by this Agreement.

     2.13. Insurance. Schedule 2.13 to this Agreement is a description of all insurance policies held by Seller concerning the Business and the Acquired Assets. All of these policies are in the respective amounts set forth on
Schedule 2.13. Seller has maintained and now maintains (i) insurance on al ' 1 their assets and businesses of a type customarily insured by a person operating a business similar to that of the Business, including covering product liability insurance, and (ii) adequate insurance protection against all liabilities, claims, and risks against which it is customary to insure. Seller is not in default with respect to payment of premiums on any such policy. Except as set forth in Schedule 2.13, no claim is pending under any such policy.

     2.14. Brokers or Finders. None of the Selling Parties, or any of their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents" commissions or other similar payment in connection with this Agreement or the transactions contemplated by this Agreement.

                   3. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Selling Parties as follows:

     3.1. Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. Buyer has the requisite corporate power and authority and all licenses and permits necessary to own or lease and operate the Acquired Assets.

     3.2. Due Authorization. The execution, delivery and performance by Buyer of this Agreement and the other documents provided for herein and the consummation of the transaction contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement and the other documents to which the Buyer is a party have been duly executed and delivered by Buyer, and constitute or will constitute, as the case may be, valid and binding obligations of Buyer, enforceable in accordance with their respective terms.


     3.3. Consents. No consent, license, approval or authorization of, or registration or declaration with, any governmental authority, agency, bureau or commission, or any third party,* is required to be obtained or made by Buyer in connection with the execution, delivery, performance, validity, and enforceability of this Agreement or the consummation of the transactions contemplated by this agreement.

     3.4. Brokers or Finders. Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the transactions contemplated by this Agreement.

     3.5. Complete Disclosure. None of the representations and warranties made by Buyer herein or in any document delivered by Buyer, or on its behalf, contains or will contain any untrue statement of material fact, or omit to state any material fact, the omission of which would be misleading.

                          4. OBLIGATIONS BEFORE CLOSING

     4.1. Operation of Business. Until the Closing Date, Seller shall (i) operate the Business in the ordinary course as has been operated prior to the date hereof, (ii) maintain all the Acquired Assets in good condition, (iii) perform its obligations under all agreements binding upon it, (iv) maintain all licenses, permits and authorizations, (v) maintain all insurance as disclosed on
Schedule 2.13, and (vi) maintain good will of suppliers, customers, and others having business relations with Seller.

     4.2. Disclosure. Neither party shall reveal to the general public the details of this Agreement or the transactions contemplated by this Agreement or make any public or private announcement concerning this Agreement or the transactions contemplated by this Agreement without first obtaining the approval of the other party hereto. Nothing contained herein shall be deemed to prevent a party from making such disclosures as may be (a) required to be filed with or submitted to regulatory agencies or bodies, or (b) otherwise permitted by other provisions of this Agreement.

     4.3. Access. Prior to the Closing Date, Buyer, its employees, and agents shall be permitted reasonable access to the employees, records and property of Seller during regular business hours. After the Closing Date, Seller, its employees and agents, shall be permitted reasonable access to the records of Seller if necessary to comply with law.

     4.4. Consents and Approvals. Selling Parties and Buyer will use their best efforts to obtain all consents and approvals required to be obtained in order to consummate the transactions contemplated hereby.

     4.5. Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Selling Parties will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 2.4 is likely to occur.

     4.6. Notification. Between the date of this Agreement and the Closing Date, each of the Selling Parties will promptly notify Buyer in writing if such Selling Party becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of Selling Parties as of the date of this Agreement, or if such Selling Party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in any Schedule to this Agreement if the Schedule were dated the date of the occurrence or discovery of any such fact or condition, Selling Parties will promptly deliver to Buyer a supplement to such Schedule specifying such change. During the same period, each of the Selling Parties will promptly notify Buyer of the occurrence of any breach of any covenant of Selling Parties in this Article 4 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 5.1 or Section 5.2 impossible or unlikely.

     4.7. No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 7.1, Selling Parties will not, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than sales of inventory in the ordinary course of business) of the Seller, or any of the capital stock of the Seller, or any merger, consolidation, business combination, or similar transaction involving the Seller.

     4.8. Payment of Accounts and Trade Payables. Seller shall promptly pay all accounts payable incurred prior to the Closing Date which directly relate to the Acquired Assets except those being contested in good faith. Seller shall obtain the prior written consent of Buyer prior to contesting any such accounts payable.

                            5. CONDITIONS PRECEDENT

     5.1. Conditions to Mutual Obligations. The respective obligations of each of the parties hereto at the Closing are subject to the fulfillment to their reasonable satisfaction of the following conditions precedent (or mutual written waiver thereof) on or before the Closing Date:

          5.1.1 Consummation of the transactions contemplated hereby shall not have been prohibited by any order, decree or judgment of any United States court, governmental agency, or other regulatory agency or commission having competent jurisdiction.

          5.1.2 There shall not have been promulgated, entered, issued or determined to be applicable to this Agreement any law, regulation, order, judgment or decree making the sale or purchase of the Acquired Assets as contemplated hereby illegal.

     5.2. Conditions to Buyer's Obligations. The obligation of Buyer to purchase the Acquired Assets and to perform the other provisions under this Agreement are subject to the satisfaction, at or before the Closing Date of all the conditions set out below in this Section 5.2. Buyer may waive any or all of these conditions in whole or in part, in writing, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Selling Parties shall be in default of any of their representations, warranties, or covenants under this Agreement.

          5.2.1 All representations and warranties of Selling Parties set forth in this Agreement and in the Schedules to this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to any Schedule.

          5.2.2 Seller and Selling Shareholders shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

          5.2.3 No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

          5.2.4 Seller shall have obtained the discharge and release of any liens or encumbrances against the Acquired Assets. 5.2.5 Buyer shall have received such certificates of discharge (collectively, the "Certificates of Discharge") it reasonably believes should be obtained from local, state and federal taxing authorities that could have liens on the Acquired Assets after the Closing Date.

          5.2.6 Buyer shall have received copies of resolutions by the Board of Directors of Seller, duly certified by the Secretary of Seller, authorizing the execution of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement.

          5.2.7 Buyer shall have received copies of resolutions by the Board of Directors of Shareholder, duly certified by the Secretary of Shareholder, authorizing the execution of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement.

          5.2.8 The form and substance of all certificates, instruments, opinions, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

     5.3. Conditions To Selling Parties' Performance. The obligation of Selling Parties to sell and transfer the Acquired Assets and to perform the other provisions under this Agreement are subject to the satisfaction, at or before the Closing Date, of all 9f the following conditions. Selling Parties may waive any or all of these conditions in whole or in part, in writing, without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Selling Parties of any of their other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this Agreement.

          5.3.1 All representations and warranties of Buyer set forth in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

          5.3.2 Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing Date.

          5.3.3 The execution, delivery and performance by Buyer of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby shall have been duly authorized by the Board of Directors of Buyer.

                                 6. THE CLOSING

     6.1. Date and Time. The transfer of the Acquired Assets by Seller to Buyer (the "Closing") shall take place at the offices of the Buyer's counsel at 1676
N. California Blvd., Suite 200, Walnut Creek, California 94596, at 10:00 a.m. (local time) on or before May 25, 2000, or such other date and time as may be agreed to by the parties in writing. Notwithstanding the foregoing, upon the mutual agreement of the parties, the Closing may be consummated via the delivery of executed documents via mail or overnight service or via the transmission of signature pages by facsimile. Subject to the provisions of Article 7, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 6.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. It is anticipated that the Closing will occur simultaneous with the execution of this Agreement.

     6.2. Selling Parties' Deliveries. At the Closing, Selling Parties shall deliver or cause to be delivered to Buyer, each duly executed (if execution is appropriate):

          (a) Such bills of sale and other recordable instruments of assignment, transfer and conveyance as Buyer shall reasonably request in order to sell, convey, assign, transfer and deliver to Buyer good title to all of the Acquired Assets free and clear of any and all liens and encumbrances.

          (b) UCC termination statements duly executed by the holders of all security interests of record with respect to outstanding UCC-1 financing statements evidencing security interests in any of the Acquired Assets.

          (c) Full possession and enjoyment of the Inventories.

          (d) The Certificates of Discharge.

          (e) All other documents and instruments required to b@ delivered to Buyer pursuant to the provisions of this Agreement.

     6.3. Buyer's Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

          (a) The purchase price set forth in Section 1.3 of this Agreement by wire transfer or certified or official bank check drawn on a California bank payable to the order of Seller.

          (b) An instrument of assumption of liabilities by which Buyer assumes the Assumed Liabilities as of the Closing Date in a form reasonably satisfactory to the Seller.

          (c) All other documents and instruments required to be delivered to Buyer pursuant to the provisions of this Agreement.

     6.4. Further Assurances. At or after the Closing Date, Selling Parties and Buyer shall prepare, execute and deliver, at the other party's direction and at the appropriate party's expense, such further instruments of transfer or assumption, and shall take such further action in order to evidence in Buyer title to the Acquired Assets or to consummate the terms of this Agreement.

                                 7. TERMINATION

     7.1. Termination. This Agreement may, by notice given prior to or at the Closing, be terminated:

          (a) by either Buyer or Selling Parties if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

          (b) (i) by Buyer if any of the conditions in Section 5.1 or 5.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Selling Parties, if any of the conditions in Section 5.1 or 5.3 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Selling Parties to comply with their obligations under this Agreement) and Selling Parties have not waived such condition on or before the Closing Date;

          (c) by mutual consent of Buyer and Selling Parties; or

          (d) by either Buyer or Selling Parties if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 31, 2000, or such later date as the parties may agree upon.

     7.2. Effect Of Termination. Each party's right of termination under Section
7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.4 (regarding payment of expenses] and 10.5 [regarding confidentiality] will survive; provided, however, that if this Agreement is terminated by a party because of the material breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such
termination   unimpaired.

                          8. OBLIGATIONS AFTER CLOSING

     8.1. Survival of Representations, Warranties and Agreements. All representations of Selling Parties and Buyer in this Agreement shall survive the execution of this Agreement. All statements contained in any schedule, exhibit or any document delivered at Closing shall be deemed representations within the meaning of this Section.

     8.2. Indemnification by Selling Parties. Selling Parties agree to defend with competent counsel, indemnify and hold Buyer and its agents, employees, officers, directors and stockholders (collectively referred to herein as "Buyer Indemnitees") harmless from any and all Indemnifiable Losses that are not Assumed Liabilities and that are caused by or arise out of or otherwise in respect of (i) the failure of any representation or warranty made by Selling Parties hereunder to be true when made and as of the Closing Date; (ii) the nonfulfillment of any obligation of Selling Parties under this Agreement; (iii) any and all claims (other than claims arising out of a failure by Buyer to perform its obligations under this Agreement, or arising out of Buyer's use or sale of the Acquired Assets from and after the Closing Date) including but not limited to business torts, breach of contract claims, indemnity or guarantee claims, malicious or intentional misconduct, fraud, personal injury, property damage, employment-related claims and worker's compensation claims, arising from Seller's use or sale of the Acquired Assets before the Closing Date.

     8.3. Indemnification by Buyer. Buyer will defend with competent counsel, indemnify and hold Seller and its agents, employees, officers, directors and stockholders (collectively referred to herein as the "Seller Indemnitees") harmless from any and all Indemnifiable Losses that are caused by or arise out of or otherwise in respect of (i) the failure of any representation or warranty made by Buyer hereunder to be true when made and as of the Closing Date; and
(ii) any and all claims (other than claims arising out of a failure by Selling Parties to perform their obligations under this Agreement) arising from Buyer's use or sale of the Acquired Assets from and after the Closing Date.

     8.4. Procedures.  When a party seeking indemnification under Section 8.2 or
8.3 (the "Indemnified Party") receives notice of any action, suit, proceeding, claim, demand or assessment which is likely to give rise to a claim for indemnification hereunder, the Indemnified Party shall give prompt written notice thereof to the other party (the "Indemnifying Party") reasonably describing (to the extent known) the nature of such claim and the basis therefor. If the Indemnified Party fails to give such prompt written notice to the Indemnifying Party, the Indemnified Party shall not forfeit its indemnification claim, but such indemnification claim shall be reduced by the amount of any additional or increased liability, cost or expense (including applicable interest and penalties) caused by the delay in giving notice. If the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall, at its expense, assume the complete defense of the action, suit, proceeding, claim, demand or assessment giving rise thereto, with full authority to conduct such defense and to settle or otherwise dispose of the same, except as set forth below. The Indemnifying Party and the Indemnified Party will each fully cooperate with the other in the defense of any claim which is likely to give rise to a claim for indemnification hereunder or does present such a claim. The Indemnifying Party will not, except with the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement in connection with such defense which does not include a release of the Indemnified Party from all liability in respect thereof or does include any undertaking or agreement which causes the Indemnified Party to perform any act or to refrain from performing any act. The Indemnified Party will not, except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement in connection with such defense.

     8.5.  Indemnifiable  Losses.  In  determining  the amount of  Indemnifiable
Losses for which an Indemnified Party is liable hereunder, amounts paid or recovered from or reimbursed by third parties and/or under insurance policies, contractual or other rights of indemnification or contribution, and the like, which amounts are paid to the Indemnified Party on behalf of the Indemnifying Party, shall reduce the amount for which the Indemnifying Party shall otherwise be liable hereunder. If an Indemnified Party receives payment from the Indemnifying Party with respect to an indemnification claim made hereunder, and the amount for which the Indemnified Party was entitled to seek indemnity hereunder is subsequently reduced under the terms of this Section 8.5, the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such reduction.

     As used herein, the term "Indemnifiable Losses" means all costs, expenses, losses, claims, obligations, liabilities, damages, deficiencies, actions, and judgments, or diminution in value, whether or not involving a third-party claim together with all reasonable attorneys' fees and other costs and expenses of the defense thereof (including such fees, costs and expenses incurred pursuant to Section 8.4); provided, however, an Indemnified Party's internal expenses (salaries, general and administrative costs, allocated corporate overhead, etc.) incurred in processing, monitoring and assisting in the defense of an action, suit, proceeding, claim, demand or assessment subject to indemnity hereunder shall not be considered an "Indemnifiable Loss" and shall be borne by the Indemnified Party.

     8.6. Name Change. Seller will change its corporate name promptly after the closing to a name that does not include the words "Made in Nature" and to cease all uses of the mark "Made in Nature" or any of the marks listed on Schedule 1.1(a) or any derivative thereof, whether in connection with the sale of dried fruits and nuts or any other consumer product whatsoever. Notwithstanding the foregoing, Seller may continue to sell its existing chilled beverage inventory under the "Made in Nature" mark until the existing inventory has been liquidated, or until three (3) months after the Closing Date, whichever shall first occur. Seller may also continue to sell bulk ingredients intended for use in manufacturing or processing chilled beverage and dried fruit and vegetable inventories as long as necessary, and in this regard, shall be allowed during the three (3) month period after the Closing Date to reference the Made in Nature organic certification of such ingredients.

                       9. NON-COMPETITION; NON-DISCLOSURE

     9.1. Intent. Selling Parties hereby represent and warrant to Buyer that they have each agreed to be bound by the provisions of this Section 9.1 (i) to induce Buyer to consummate the transactions contemplated by this Agreement, (ii) with the intention of causing the effective preservation of the goodwill of the Business unimpaired, and (iii) to provide assurance to Buyer that Seller and Shareholder will take no action that could frustrate or interfere with such preservation or otherwise impair such goodwill.

     9.2. Noncompetition. Seller and Shareholder hereby covenants and agrees with Buyer that, except as otherwise expressly provided in this Agreement or consented to, approved or otherwise permitted by Buyer in writing, for the period ending two years from the Closing Date (provided, however, that such period shall be extended in either case by and for the duration of any period of time during which Seller or Shareholder is in violation of any provision in this
Section 9.2), the Seller and Shareholder shall not do the following, directly or indirectly, acting alone or as a member of a partnership or other business entity or as a holder of any security of any class (provided however, that nothing herein shall prohibit Seller or Shareholder from holding less than one percent (1%) of the outstanding amount of any publicly traded security):

          9.2.1 engage, within

          (a) the counties of the State of California listed on Schedule 9.2.1(a) hereto and any county or other political subdivision in the United States of America within or outside of the State of California in which Seller carries on the Business as of the Closing Date; or

          (b) Any foreign country or province or political subdivision thereof in which Seller carries on the Business as of the Closing Date;

          9.2.2 request, induce or attempt to influence any person who is or was a customer or supplier of Buyer to limit, curtail or cancel its business with Buyer or any successor; or 9.2.3 request, induce or attempt to influence any current or future officer, director, employee, consultant, agent or representative of Buyer to (i) terminate his, her or its employment or business relationship with Buyer or (ii) commit any act that, if committed by Seller or Shareholder, would constitute a breach of any provision hereof.

     The provisions of Sections 9.2.1 through 9.2.3 above are separate and distinct commitments independent of each of the other such Sections.

     9.3. Equitable Relief. Selling Parties agree that a violation on its or their part of any covenant contained in this Article 9 will cause such damage to Buyer as will be irreparable, and for that reason Selling Parties agree that Buyer shall be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of said covenants by Selling Parties or either or them. Such right to injunctive remedies shall be in addition to and cumulative with any other rights and remedies Buyer may have pursuant to this Article 9 or pursuant to law, including specifically the recovery of monetary damages, whether compensatory or punitive. Selling Parties acknowledge and agree that the covenants and agreements contained herein are minimum and reasonable in scope as to both area and time and are necessary to protect the legitimate interests of Buyer and its goodwill. Selling Parties hereby waive any requirement for securing or posting a bond in connection with the obtaining of injunctive or other equitable relief by Buyer.

     9.4. Enforcement and Reformation. Since it is the agreement and desire of the parties hereto that the provisions of this Article 9 be enforced to the fullest extent possible under the laws and public policies applied in each jurisdiction in which enforcement is sought, should any particular provision of this Article 9 be deemed invalid or unenforceable, the same shall be deemed reformed and amended to delete that portion that is adjudicated to be invalid, and the deletion shall apply only with respect to the operation of said provision and, to die extent a provision of this Article 9 would be deemed unenforceable by virtue of its scope, but may be made enforceable by limitation thereon, each party agrees that this Article 9 shall be reformed and amended so that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought, the parties hereto acknowledging that the covenants contained herein are an indispensable part of the transactions contemplated hereby.

                          10. MISCELLANEOUS PROVISIONS

     10.1. Entire Agreement. This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the purchase and sale of assets of Seller, and supersedes all prior and contemporaneous understandings or agreements of the parties. No party has been induced to enter into this Agreement by, nor is any party relying upon, any representation or warranty outside those expressly set forth in this Agreement.


     10.2. Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. No party may assign their respective interests hereunder without the express written consent of the other, such consent not to be unreasonably withheld. Notwithstanding the foregoing, Buyer may assign all of its rights and delegate all of its duties hereunder to another entity which it controls, or which is under common control with Buyer.

     10.3. Captions. The Section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provisions hereof.

     10.4. Transaction Expenses. Except as otherwise provided herein, each of the parties hereto shall each respectively pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including regulatory approvals thereof, whether or not the transactions contemplated hereby occur, which costs and expenses shall include without limitation, fees and expenses of legal counsel, accountants, brokers or finders, consultants or other representatives or services used, hired or connected with such transactions.

     10.5. Confidentiality. Between the date of this Agreement and the Closing Date, Buyer and Selling Parties will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Selling Parties to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (c) the furnishing or use of such information is required by legal proceedings. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     10.6. Notices. All notices hereunder must be in writing and shall be sufficiently given for all purposes hereunder if properly addressed and delivered personally by documented overnight delivery service, by certified or registered mail, return receipt requested, or by facsimile or other electronic transmission service at the address or facsimile number, as the case may be, set forth below. Any notice given personally or by documented overnight delivery service is effective upon receipt. Any notice given by registered mail is effective upon receipt, to the extent such receipt is confirmed by return receipt. Any notice given by facsimile transmission is effective upon receipt, to the extent that receipt is confirmed, either verbally or in writing by the recipient. Any notice which is refused, unclaimed or undeliverable because of an act or omission of the party to be notified, if such notice was correctly addressed to the party to be notified, shall be deemed communicated as of the first date that said notice was refused, unclaimed or deemed undeliverable by the postal authorities, or overnight delivery service. Any "copy to" notice to be given as set forth below is a courtesy copy only; and a notice given to such person is not sufficient to effect giving a notice to the principal party, nor does a failure to give such a courtesy copy of a notice constitute a failure to give notice to the principal party.

        Buyer:                Premier Valley Foods, Inc.
                              101 Ygnacio Valley Road, Suite 100
                              Walnut Creek, CA 94596
                              Attn:  Secretary
                              Fax No.:  (925) 974-6670

        Copy to:              George S.  Cabot, Esq.
                              Morgan, Miller & Blair Professional Corporation 1676 N. California Blvd., Suite 200
                              Walnut Creek, CA 94596
                              Fax No.:  (925) 943-1106

        Seller and
        Shareholder:          1448 Industrial Ave.
                              Sebastopol, CA 95472
                              Attn:  President
                              Fax:  (707) 824-2545

        Copy to:              Roger Mertz, Esq.
                              Allen Matkins Leck Gamble & Mallory, LLP
                              333 Bush Street, 17th Floor
                              San Francisco, CA 94104-2806
                              Fax No.:  (415) 837-1516

     The parties may change their addresses for notices set forth above by notice given in accordance with the provisions of this Section 10-6.

     10.7. Waiver, Consent. This Agreement may not be changed, waived or discharged (other than by performance), in whole or in part, except by a writing executed by the parties hereto.

     10.8. No Third-Party Beneficiaries. Nothing herein shall be construed to confer upon any person or entity, other than the parties hereto and their shareholders, any rights or benefits.

     10.9.   Counterparts.   This   Agreement   may  be   executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     10.10. Gender; Number. Whenever the context requires, words used in the singular shall be construed to include the plural and vice versa, and pronouns of any gender shall be deemed to include the masculine, feminine or neuter gender.

     10.11. Severability. If any provision of this Agreement is determined to be unenforceable, Seller and Buyer hereby agree that such provision may be reformed so that it is enforceable to the maximum extent permitted by law. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     10.12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

     10.13. Jurisdiction and Venue. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Contra Costa, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world by any means by which notice may be given pursuant to Section 10.6, except facsimile or other electronic transmission service.

     10.14. Attorneys' Fees. Should any litigation be commenced between the parties to this Agreement concerning the purchase and sale of Acquired Assets or the other transactions contemplated by this Agreement, the party prevailing in such litigation shall be entitled to have its reasonable attorneys" fees paid by the non-prevailing party.

                                11. DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 11:

     "Acquired Assets"--as defined in Section 1.1.

     "Ancillary Documents"--all of the agreements certificates and documents to be delivered in connection with the transactions contemplated hereby other than this Agreement.

     "Assumed Liabilities"--as defined in Section 1.2.

     "Balance Sheet"--as defined in Section 2.3.

     "Business"--as defined in Recital A.

     "Buyer Indemnitees"--as defined in Section 8.2.

     "Buyer"--as defined in the first paragraph of this Agreement.

     "Certificates of Discharge"--as defined in Section 5.2.5.

     "Closing"--as defined in Section 6.1.

     "Closing Date"--the date and time as of which the Closing actually takes place.

     "Contracts"--as defined in Section 2.12.

     "Indemnifiable Loss"--as defined in Section 8.5.

     "Indemnified Party"--as defined in Section 8.4.

     "Indemnifying Party"--as defined in Section 8.4..

     "Intellectual Property Rights"--as defined in Section 1.1(a).

     "Interim Balance Sheet"--as defined in Section 2.3.

     "Inventories"--as defined in Section 1.1(b).

     "Purchase Price"--as defined in Section 1.3.

     "Seller"--as defined in the first paragraph of this Agreement.

     "Seller Indemnitees"--as defined in Section 8.3.

     "Selling Parties"--the Seller and the Shareholder.

     "Shareholder"--as defined in the first paragraph of this Agreement.


     IN WITNESS WHEREOF, the parties to this Agreement have executed it to be effective as of the date first written above.

                            Seller:

                            MADE IN NATURE COMPANY, INC.,
                            a California corporation


                             By:  /s/ Gary Hess
                                ---------------------------------
                                 Gary Hess
                                 President


                             Buyer:

                             PREMIER VALLEY FOODS, INC.,
                             a Delaware corporation


                              By:  /s/ Al Vangelos
                                 --------------------------------
                                  Al Vangelos
                                  Chairman and CEO


                               By:  /s/ Ian Crabtree
                                  --------------------------------
                                  Ian Crabtree
                                  Chief Operating Officer and Secretary


                               Shareholder:

                               SONOMAWEST HOLDINGS, INC.,
                               a California corporation


                                By: /s/ Gary Hess
                                   -------------------------------
                                    Gary Hess
                                    President